Exhibit 4(a)2

Any text removed pursuant to the Company's confidential treatment has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 154
to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the "1996 Agreement")
between
International Business Machines Corporation
and
Dassault Systemes, S.A.

        This Amendment ("Amendment") is entered into by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York and Dassault Systemes, S.A. ("OWNER"), a French société anonyme.

        Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

        Whereas, the parties wish to make reduce the required royalty for products.

        Whereas, the parties wish to amend the 1996 Agreement for the purpose of making the changes associated with the foregoing.

        Now therefore, the parties agree to the following:

1.0   The PLC royalty for the following products, previously added to this Agreement, are changed as follows:

PID	NAME	NEW ROYALTY	OLD ROYALTY
5693-FMD	CATIA-FEM SOLID 2 ADD-ON PRODUCT	[***]	[***]
5691-FMD	CATIA-FEM SOLID 2 PRODUCT	[***]	[***]

        Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement, including all Attachments and Exhibits thereto remain in full force and effect.

        If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

        The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to:		Agreed to:
Dassault Systemes, S.A.		International Business Machines Corporation

By:	/s/ THIBAULT DE TERSANT Authorized Signature	By:	/s/ R.A. ARCO Authorized Signature

Name:	Thibault de Tersant	Name:	R. A. Arco

Title:	EVP & Chief Financial Officer	Title:	Director, PLM Product Mgmt. & WW Support

Date:	June 16, 2006	Date:	July 7, 2006